Report Name - 10F-3

Fund - Smith Barney Social Awareness Fund

                                Period : 02/01/05 through 07/31/05


                                    ID : 466
                           Issuer Name : Comcast Corp. (due 6/15/35)
                            Trade Date : 06/06/05
                        Selling Dealer : Morgan Stanley
                Total Shares Purchased : 1,000,000.00
                        Purchase Price : 99.769
                    % Received by Fund : 0.133%
                        % of Issue (1) : 0.133%
        Other Participant Accounts (2) :                -
                      Issue Amount (2) :     750,000,000.00
          Total Received All Funds (2) :       1,000,000.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


                           Report Name : 10F-3 Syndicate Supplement

                                Issuer : Comcast Corp. (mat= 6/15/2035)
                            Trade Date : 06/06/05
                 Joint/Lead Manager(s) : Citigroup
                                         Lehman Brothers
                                         Morgan Stanley
                         Co-Manager(s) : ABN AMRO Incorporated
                                         Banc of America Securities LLC
                                         Barclays Capital Inc.
                                         BNP Paribas Securities Corp.
                                         BNY Capital Markets, Inc.
                                         Credit Suisse First Boston LLC
                                         Deutsche Bank Securities Inc.
                                         Dresdner, Kleinwort
                                              Wasserstein Securities LLC
                                         J.P. Morgan Securities Inc.
                                         Lazard Capital Markets
                                         Merrill Lynch & Co
                                         Greenwich Capital Markets, Inc.
                                         SunTrust Capital Markets, Inc.
                                         UBS Securities LLC
                                         Wachovia Securities, Inc.
                                         Guzman & Company
                                         Samuel A. Ramirez & Co., Inc.
                                         The Williams Capital Group, L.P.
                         Selling Group : N/A


                                    ID : 300
                           Issuer Name : Huntsman Corporation (HUN)
                            Trade Date : 02/10/05
                        Selling Dealer : CS First Boston
                Total Shares Purchased : 53,300.00
                        Purchase Price : 23
                    % Received by Fund : 0.089%
                        % of Issue (1) : 0.162%
        Other Participant Accounts (2) :          44,200.00
                      Issue Amount (2) :      60,200,000.00
          Total Received All Funds (2) :          97,500.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


                           Report Name : 10F-3 Syndicate Supplement

                                Issuer : Huntsman Corporation (HUN)
                            Trade Date : 02/10/05
                 Joint/Lead Manager(s) : Citigroup
                                         Credit Suisse First Boston Corp
                                         Deutsche Bank Securities Inc
                                         Merrill Lynch & Co
                         Co-Manager(s) : CIBC World Markets
                                         Jefferies & Co
                                         JP Morgan Securities
                                         Lehman Brothers
                                         Natexis Bleichroeder Inc
                                         Scotia Capital Inc
                                         UBS
                                         WR Hambrecht + Co LLC
                         Selling Group : Blaylock & Partners
                                         CMG Institutional Trading LLC
                                         Muriel Siebert & Co Inc
                                         Samuel A Ramirez & Co
                                         Williams Capital Group LP